                          AGREEMENT AND PLAN OF MERGER

                                      AMONG


                   NOMADIC COLLABORATION INTERNATIONAL, INC.,


                            LGC ACQUISITION COMPANY,


                                       AND


                             LIQUIDGOLF CORPORATION,




                                FEBRUARY 12, 2003


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                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I. -  DEFINITIONS...........................................................................................4
           1.01               Affiliate.............................................................................4
           1.02               Collateral Agreements.................................................................4
           1.03               Confidential Information..............................................................4
           1.04               Contracts.............................................................................4
           1.05               Damages...............................................................................5
           1.06               Environmental Laws....................................................................5
           1.07               NMDC Shareholder......................................................................5
           1.08               Financial Statements..................................................................5
           1.09               GAAP..................................................................................5
           1.10               Governmental Authorities..............................................................5
           1.11               Inventory.............................................................................5
           1.12               Knowledge.............................................................................5
           1.13               Legal Requirements....................................................................5
           1.14               LiquidGolf Capital Stock..............................................................5
           1.15               LiquidGolf Stockholders...............................................................5
           1.16               Material Adverse Change (or Effect)...................................................5
           1.17               Permits...............................................................................6
           1.18               Person................................................................................6
           1.19               Properties............................................................................6
           1.20               Permitted Encumbrances................................................................6
           1.21               Real Property.........................................................................6
           1.22               Regulations...........................................................................6
           1.23               Subsidiary............................................................................6
           1.24               Taxes.................................................................................6
           1.25               Tax Return............................................................................6
           1.26               Trade Secrets.........................................................................6
           1.27               Used..................................................................................6
           1.28               Working Capital.......................................................................6

ARTICLE II. - THE MERGER............................................................................................7
           2.01               The Merger............................................................................7
           2.02               Effective Time........................................................................7
           2.03               Effects of the Merger.................................................................7
           2.04               Certificate of Incorporation and Bylaws...............................................7
           2.05               Directors.............................................................................7
           2.06               Officers..............................................................................7
           2.07               Effect on Capital Stock...............................................................7
           2.08               Exchange of Certificates..............................................................8
           2.09               Restriction on the Sale or other Transfer to the Converted Shares.....................9

ARTICLE III. - CLOSING.............................................................................................10
           3.01               Closing..............................................................................10
           3.02               Deliveries by LiquidGolf.............................................................10
           3.03               Deliveries by NMDC...................................................................10
           3.04               Termination in Absence of Closing....................................................10

ARTICLE IV. - LIQUIDGOLF'S REPRESENTATIONS AND WARRANTIES..........................................................12
           4.01               Corporate Existence and Qualification................................................12
           4.02               Authority, Approval and Enforceability...............................................12

           4.03               Capitalization and Corporate Records.................................................12
           4.04               Equity Interests.....................................................................12
           4.05               No LiquidGolf Defaults or Consents...................................................13
           4.06               No Governmental Proceedings..........................................................13
           4.07               Employee Matters.....................................................................13
           4.08               Financial Statements; Liabilities; Accounts Receivable; Inventories..................13
           4.09               Absence of Certain Changes...........................................................14
           4.10               Compliance with Laws.................................................................15
           4.11               Litigation...........................................................................15
           4.12               Real Property........................................................................15
           4.13               Assets other than Real Property......................................................15
           4.14               Commitments..........................................................................16
           4.15               Intangible Rights....................................................................16
           4.16               Permits..............................................................................16
           4.17               Banks................................................................................17
           4.18               Suppliers............................................................................17
           4.19               Transactions With Affiliates.........................................................17
           4.20               Taxes................................................................................17
           4.21               Other Information....................................................................17
           4.22               No Brokers...........................................................................17

ARTICLE V. - NMDC'S REPRESENTATIONS AND WARRANTIES.................................................................18
           5.01               NMDC: Corporate Existence and Qualification..........................................18
           5.02               LGC: Corporate Existence and Qualification...........................................18
           5.03               NMDC: Authority, Approval and Enforceability.........................................18
           5.04               LGC: Authority, Approval and Enforceability..........................................18
           5.05               No Default or Consents...............................................................18
           5.06               No Governmental Proceedings..........................................................19
           5.07               Litigation...........................................................................19
           5.08               Compliance with Laws.................................................................19
           5.09               Tax Matters..........................................................................19
           5.10               Permits..............................................................................19
           5.11               Environmental Matters................................................................20
           5.12               Other Information....................................................................20

ARTICLE VI. - OBLIGATIONS PRIOR TO CLOSING.........................................................................20
           6.01               NMDC's Access to Information.........................................................20
           6.02               LiquidGolf's Conduct of Business and Operations......................................20
           6.03               General Restrictions.................................................................20
           6.04               Notice Regarding Changes.............................................................22
           6.05               Ensure Conditions Met................................................................22

ARTICLE VII. - CONDITIONS TO LIQUIDGOLF'S AND NOMADIC COLLABORATION'S OBLIGATIONS..................................22
           7.01               Conditions to Obligations of LiquidGolf..............................................22
           7.02               Conditions to Nomadic Collaboration's Obligations....................................23

ARTICLE VIII. - POST-CLOSING OBLIGATIONS...........................................................................24
           8.01               Further Assurances...................................................................24
           8.02               Publicity............................................................................24
           8.03               Reporting Issuer.....................................................................24
           8.04               Capital for the Surviving Corporation's Business.....................................25
           8.05               Investment Banking Commitment........................................................24

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
ARTICLE IX. - MISCELLANEOUS........................................................................................25
           9.01               Indemnification......................................................................25
           9.02               Confidentiality......................................................................25
           9.03               Brokers..............................................................................26
           9.04               Costs and Expenses...................................................................26
           9.05               Notices..............................................................................26
           9.06               Governing Law and Waiver of Jury Trial...............................................27
           9.07               Representations and Warranties.......................................................27
           9.08               Agreement; No Third-Party Beneficiaries..............................................27
           9.09               Binding Effect; Assignment...........................................................27
           9.10               Severability.........................................................................27
           9.11               Counterparts.........................................................................27
           9.12               Attorneys' Fees......................................................................27
           9.13               Exhibits and Schedules...............................................................28
           9.14               Construction.........................................................................28
           9.15               Rules of Interpretation..............................................................28
           9.16               Amendment; Waiver....................................................................28


                                LIST OF SCHEDULES

SCHEDULE 2.08                   LiquidGolf - Shares Issuable to LiquidGolf Stockholders
SCHEDULE 4.01                   LiquidGolf - Jurisdictions and Good Standings
SCHEDULE 4.03                   LiquidGolf - Capital Structure Prior to Closing the Merger
SCHEDULE 4.05                   LiquidGolf - Consents and Defaults
SCHEDULE 4.07                   LiquidGolf - Number of Employees and Employment Classification
SCHEDULE 4.08(A)                LiquidGolf - Financial Statement
SCHEDULE 4.08(B)                LiquidGolf - Liabilities
SCHEDULE 4.08(C)                LiquidGolf - Accounts Receivable
SCHEDULE 4.08(D)                LiquidGolf - Inventory
SCHEDULE 4.09                   LiquidGolf - Certain Changes Since Last Balance Sheet
SCHEDULE 4.10                   LiquidGolf - Compliance with Laws
SCHEDULE 4.11                   LiquidGolf - Litigation
SCHEDULE 4.12                   LiquidGolf - Real Property
SCHEDULE 4.14                   LiquidGolf - Contracts and Commitments
SCHEDULE 4.15                   LiquidGolf - Intangible Rights
SCHEDULE 4.16                   LiquidGolf - Permits
SCHEDULE 4.17                   LiquidGolf - Financial Institutions and Authorized Personnel
SCHEDULE 4.18                   LiquidGolf - Principal Suppliers
SCHEDULE 4.19                   LiquidGolf - Transactions with Affiliates
SCHEDULE 4.20                   LiquidGolf - Tax Matters
SCHEDULE 7.02(C)                NMDC           - Certain Changes Since Last Balance Sheet

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of the 12th day of February 2003, is by and among (i) NOMADIC COLLABORATION INTERNATIONAL, INC., a Nevada corporation ("NMDC"), (ii) LGC ACQUISITION CO., a Delaware corporation and wholly owned subsidiary of NMDC ("LGC"), and (iii) LIQUIDGOLF CORPORATION, a Delaware corporation
("LIQUIDGOLF").

                                    RECITALS

         A. The board of directors of LGC deems it advisable and in the best interest of said corporation and its sole stockholder, NMDC, that LGC merge (the "MERGER") with and into LiquidGolf as provided herein and has approved and adopted the form, terms and provisions of this Agreement and the Merger, and the board of directors of LGC has directed that this Agreement and the Merger be submitted to NMDC's board of directors for approval and adoption.

         B. The board of directors of LiquidGolf deems the Merger advisable and in the best interest of said corporation and its stockholders and the board of directors and stockholders of LiquidGolf have approved and adopted the form, terms and provisions of this Agreement and the Merger.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Article I or elsewhere in this Agreement.

         1.01 AFFILIATE. The term "AFFILIATE" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "CONTROL" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

         1.02 COLLATERAL AGREEMENTS. The term "COLLATERAL AGREEMENTS" shall mean any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided for under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

         1.03 CONFIDENTIAL INFORMATION. The term "CONFIDENTIAL INFORMATION" shall mean confidential data and confidential information relating to the business of LiquidGolf (which does not rise to the status of a Trade Secret under applicable law) which has value to LiquidGolf and is not generally known to the competitors of LiquidGolf. Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the general public by LiquidGolf or its Affiliates, (ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise enters the public domain through lawful means.

         1.04 CONTRACTS. The term "CONTRACTS," when described as being those of or applicable to any person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, excluding any Permits.

         1.05 DAMAGES. The term "DAMAGES" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

         1.06 ENVIRONMENTAL LAWS. The term "ENVIRONMENTAL LAWS" shall mean any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction relating to (x) the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release or disposal of, Hazardous Substances.

         1.07 NMDC SHAREHOLDER. The term "NMDC SHAREHOLDER" shall mean any Person who holds shares of Nomadic Collaboration, Inc. common stock prior to the Closing of the Merger.

         1.08 FINANCIAL STATEMENTS. The term "FINANCIAL STATEMENTS" shall mean any or all of the financial statements, including balance sheets and related statements of income and statements of changes in financial position and the accompanying notes thereto, of the LiquidGolf's business prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise provided herein.

         1.09 GAAP. "GAAP" means U.S. generally accepted accounting principles.

         1.10 GOVERNMENTAL AUTHORITIES. The term "GOVERNMENTAL AUTHORITIES" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         1.11 INVENTORY. The term "INVENTORY" shall mean all goods, merchandise and other personal property owned and held for sale, and all raw materials, works-in-process, materials and supplies of every nature which contribute to the finished products of LiquidGolf in the ordinary course of its business, specifically excluding, however, damaged, defective or otherwise unsaleable items.

         1.12 KNOWLEDGE. The term "KNOWLEDGE" shall mean, as to LiquidGolf, the actual knowledge of Dwain Brannon or any of the other director, or officer of LiquidGolf with respect to the matter in question, and such knowledge as Dwain Brannon or any of the other director or officer of LiquidGolf reasonably should have obtained upon diligent investigation and inquiry into the matter in question. The term "KNOWLEDGE" shall mean, as to NMDC, the actual knowledge of Ricardo Garcia de Paredes or any of the other director, or officer of NMDC with respect to the matter in question, and such knowledge as Ricardo Garcia de Paredes or any of the other director or officer of NMDC reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

         1.13 LEGAL REQUIREMENTS. The term "LEGAL REQUIREMENTS," when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or properties.

         1.14 LIQUIDGOLF CAPITAL STOCK. The term "LIQUIDGOLF CAPITAL STOCK" shall mean LiquidGolf's common stock, its Series A preferred stock, Series B preferred stock and Series C preferred Stock.

         1.15 LIQUIDGOLF STOCKHOLDERS. The term "LIQUIDGOLF STOCKHOLDERS" shall mean any Person that holds shares of LiquidGolf's Capital Stock prior to the Closing of the Merger.

         1.16 MATERIAL ADVERSE CHANGE (OR EFFECT). The term "MATERIAL ADVERSE CHANGE (OR EFFECT)" shall mean a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of a Person which change (or effect), individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, Business or prospects.

         1.17 PERMITS. The term "PERMITS" shall mean any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

         1.18 PERSON. The term "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

         1.19 PROPERTIES. The term "PROPERTIES" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible) owned or Used by LiquidGolf or NMDC, as the case may be.

         1.20 PERMITTED ENCUMBRANCES. As to Real Property, the term "PERMITTED ENCUMBRANCES" shall mean (A) any liens disclosed in the Financial Statements; (B) liens for Taxes, assessments and other governmental charges not yet due and payable or due but being contested in good faith by appropriate proceedings or not delinquent; (C) mechanics', workmen's, repairmen's, warehousemen's, Carriers', or other like liens arising or incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (D) with respect to real property, (i) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements, conditions or restrictions which would be shown by a current title report or other similar report or listing which in any event do not unreasonably interfere with the present use of such property,
(ii) any conditions that may be shown by a current survey, title report or physical inspection which in any event do not unreasonably interfere with the present use of such property and (iii) zoning, building and other similar restrictions which in any event do not unreasonably interfere with the present use of such property; (E) liens securing liabilities (with respect to such liens, no default exists); and (F) liens which, individually or in the aggregate, would not have a Material Adverse Effect.

         1.21 REAL PROPERTY. The term "REAL PROPERTY" shall mean the real property Used by either Nomadic Collaboration or LiquidGolf, as the case may be, in the conduct of their respective businesses.

         1.22 REGULATIONS. The term "REGULATIONS" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Internal Revenue Code.

         1.23 SUBSIDIARY. The term "SUBSIDIARY" shall mean Liquid Golf Acquisition Corporation.

         1.24 TAXES. The term "TAXES" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         1.25 TAX RETURN. The term "TAX RETURN" shall mean any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.

         1.26 TRADE SECRETS. The term "TRADE SECRETS" shall mean information of LiquidGolf including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         1.27 USED. The term "USED" shall mean, with respect to LiquidGolf's Properties, Contracts or Permits, those owned, leased, licensed or otherwise held by LiquidGolf which were acquired for use or held for use by LiquidGolf in connection with its business and operations, whether or not reflected on the its books of account.

         1.28 WORKING CAPITAL. The term "WORKING CAPITAL" shall mean the difference between (i) LiquidGolf's current assets, including accounts receivable, inventory, prepaid expenses and deposits, but excluding Available Cash, and (ii) LiquidGolf's current liabilities, including accounts payable and accrued expenses, but excluding Funded Indebtedness, in each case calculated in accordance with GAAP.


                                   ARTICLE II.

                                   THE MERGER

         2.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), LGC shall be merged with and into LiquidGolf at the Effective Time (as hereinafter defined) (the "MERGER"). Following the Effective Time, the separate corporate existence of LGC shall cease and LiquidGolf shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of LGC in accordance with the Delaware Law. At the election of NMDC, any direct or indirect wholly owned Subsidiary of NMDC may be substituted for LGC as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         2.02 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date (as hereinafter defined), the parties shall file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of Delaware Law and shall make all other filings or recordings required under Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as LGC and LiquidGolf shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

         2.03     EFFECTS OF THE MERGER. Upon the effectiveness of the Merger,
(a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of LGC and LiquidGolf (the "CONSTITUENT CORPORATION"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Delaware Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Delaware Law without further act or deed.

         2.04 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of LiquidGolf as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Delaware Law. The corporate name of the Surviving Corporation shall be "LIQUIDGOLF CORPORATION." The bylaws of LiquidGolf as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         2.05 DIRECTORS. The directors of the Surviving Corporation shall be Dwain Brannon as Chairman and Ricardo Garcia de Paredes until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Mr. Brannon shall also be appointed to serve as Chairman of the board of directors of NMDC upon the Closing of the Merger.

         2.06 OFFICERS. The officers of LiquidGolf immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Notwithstanding the foregoing, Mr. Brannon shall remain the President and Chief Executive Officer of the Surviving Corporation upon consummation of the Merger.

         2.07 EFFECT ON CAPITAL STOCK. Notwithstanding any other provision in this Agreement, NMDC shall issue to all LiquidGolf stockholders, one share of NMDC common stock for every three shares of LiquidGolf stock held. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the outstanding capital of the LiquidGolf or LGC:

                  (a) Each issued and outstanding share of common stock of LGC shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Each share of LiquidGolf's common stock ("LIQUIDGOLF COMMON STOCK") that is held in the treasury of LiquidGolf or by any wholly owned subsidiary of LiquidGolf shall automatically be canceled and returned and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) Each share of LiquidGolf Common Stock that is owned by NMDC, LGC or any other subsidiary of NMDC shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (d) Subject to Section 2.07(h) hereof, each share of LiquidGolf Common Stock issued and outstanding (other than shares of LiquidGolf Common Stock to be canceled in accordance with Sections 2.07(b) and 2.07(c) hereof) shall be canceled and extinguished and converted into the right to receive one share of NMDC common stock for every three shares of LiquidGolf stock ("NMDC COMMON"). As of the Effective Time, all such shares of LiquidGolf Common Stock, except that held by NMDC, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of LiquidGolf Common Stock shall cease to have any rights with respect thereto.

                  (e) Subject to Section 2.07(h) hereof, each share of LiquidGolf Series A preferred stock issued and outstanding shall be canceled, extinguished and converted into the right to receive one share of NMDC Common for every three shares of LiquidGolf common stock into which the series A preferred stock is convertible into as a result of the Merger. As of the Effective Time, all such shares of LiquidGolf's Series A preferred stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such stock shall cease to have any rights with respect thereto.

                  (f) Subject to Section 2.07(h) hereof, each share of LiquidGolf Series B preferred stock issued and outstanding shall be canceled and extinguished and converted into the right to receive one share of NMDC Common for every three shares of LiquidGolf common stock into which the series B preferred stock is convertible into as a result of the Merger. As of the Effective Time, all such shares of LiquidGolf's Series B preferred stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such stock shall cease to have any rights with respect thereto.

                  (g) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares held by a person (a "DISSENTING STOCKHOLDER") who objects to the Merger and complies with all the provisions of
Section 262 of the Delaware Law concerning the right of holders of LiquidGolf Capital Stock to dissent from the Merger and require appraisal of their Shares ("DISSENTING SHARES") shall not be converted as described in Section 2.07(d) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the Delaware Law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the Delaware Law, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the NMDC Common. LiquidGolf shall give NMDC (i) prompt notice of any demands for appraisal of Dissenting Shares received by LiquidGolf, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. LiquidGolf shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of NMDC, settle or offer to settle any such demands.

                  (h) LiquidGolf shall cancel its employee stock option plan on or before the Closing. Subsequent to the Closing, NMDC will adopt and implement a new employee stock plan and grant such stock options to LiquidGolf employees as the board of directors of NMDC deems appropriate.

         2.08     EXCHANGE OF CERTIFICATES. NMDC designates Mr. Allan
Woodlief or any other Person reasonably acceptable to LiquidGolf to act as the exchange agent for the Merger (the "EXCHANGE AGENT"). The NMDC

Common shall be delivered to the Exchange Agent immediately upon Closing. LiquidGolf shall send notice to each LiquidGolf Stockholder advising them on the procedure for exchanging their share certificates. SCHEDULE 2.08 sets forth the number of shares of NMDC Common issuable to each LiquidGolf Stockholder upon Closing of the Merger. SCHEDULE 2.08 gives effect to the four-for-one reverse stock split implemented by LiquidGolf in August 2000. The Exchange Agent shall deliver to the LiquidGolf Stockholders their pro rata share of the NMDC Common (the "CONVERTED SHARES"), upon surrender of their LiquidGolf share certificates to the Exchange Agent. No fractional shares shall be issued in connection with the exchange of LiquidGolf Capital Stock for NMDC Common contemplated hereby. In lieu of any fractional shares, NMDC shall pay the stockholder cash equal to such fraction multiplied by $2.00.

         2.09 RESTRICTION ON THE SALE OR OTHER TRANSFER TO THE CONVERTED SHARES. None of the Converted Shares will be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any state. The LiquidGolf Stockholders are acquiring the Converted Shares for investment purposes only and not with a view towards distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Converted Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of the Converted Shares made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws. The Converted Shares must be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available, which will require an opinion of counsel acceptable to NMDC that registration is not required under the Securities Act or such state securities laws. The Converted Shares will be subject to the lock provisions set forth in this Section 2.09 and shares certificates representing the Converted Shares will each bear a legend indicating that transfer of such Converted Shares has not been so registered and the legend may bear the following or similar words:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE NOMADIC COLLABORATION INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LOCK-UP RESTRICTIONS WHICH ARE SET FORTH IN MORE PARTICULARITY IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 12, 2003 (THE "MERGER AGREEMENT") PURSUANT TO WHICH THE HOLDER IS PROHIBITED FROM SELLING OR TRANSFERRING THE SHARES REPRESENTED HEREBY FOR A PERIOD OF TWELVE MONTHS FOLLOWING THE EFFECTIVE DATE OF THE MERGER; THEREAFTER, THE HOLDER MAY SELL 25% OF ITS TOTAL HOLDINGS DURING EACH CALENDAR QUARTER UNTIL THE 24 MONTH FOLLOWING THE EFFECTIVE DATE OF THE MERGER AT WHICH TIME THIS RESTRICTION SHALL LAPSE. A COPY OF THE MERGER AGREEMENT MAY BE OBTAINED FROM NOMADIC COLLABORATION, INC UPON REQUEST

         The Converted Shares may not be sold, pledged, hypothecated, or transferred in any manner or for any reason for a period of 12 months following the Effective Date. Thereafter, the LiquidGolf Stockholders may sell up to 25% of their total holdings, subject to applicable securities laws, of the Converted Shares during each calendar quarter until the 24th month following the Effective Date at which time this restriction shall lapse. The surviving corporation will file a registration statement with the Securities and Exchange Commission as soon as practicable after the Closing to register shares of stock issued in conjunction with fund raising activities where registration rights were given to subscribers in those offerings.

         2.10 RECORD DATE FOR STOCKHOLDER ACTION. LiquidGolf's board of directors shall cause December 17, 2002 to be the record date for any LiquidGolf Stockholder action necessary to approve this Agreement, the Merger or any of the transactions contemplated hereby and thereby.

                                  ARTICLE III.

                                     CLOSING

         3.01 CLOSING. Immediately upon the execution of this Agreement, LiquidGolf shall (a) solicit the consent of and approval by its Stockholders of the Merger and this Agreement and (b) obtain evidence that the requisite number of LiquidGolf Stockholders are "accredited investors" (as such term is defined in the Securities Act of 1933, as amended, hereinafter referred to as the "SECURITIES ACT") for purposes of qualifying the share exchange under this Merger for an exemption from the registration requirements of the Securities Act pursuant to Section 506 thereunder (the foregoing shall be collective referred to as the "PRE-CLOSING EVENTS"). Subject to the conditions stated in Article VII of this Agreement, the closing of the transactions contemplated hereby (the "CLOSING") shall be held at 9:00 a.m., Orlando, Florida time, two business days after the completion of the Pre-Closing Events, or, if the conditions set forth in Sections 7.01 and 7.02 have not been satisfied or waived on such date, on the fifth (5th) business day after all such conditions shall have been satisfied or waived, at the offices of LiquidGolf's counsel, Greenberg Traurig, P.A., 450 S. Orange Avenue, Suite 650, Orlando, Florida 32801 (or at the request of NMDC, at the offices of counsel to any lender providing financing in connection with the transactions contemplated hereby). The date upon which the Closing occurs is hereinafter referred to as the "CLOSING DATE." The Closing shall be deemed completed as of 12:01 a.m. Orlando time on the morning of the Closing Date.

         3.02 DELIVERIES BY LIQUIDGOLF . At or prior to the Closing, LiquidGolf shall deliver to NMDC:

                  (a) the Certificate of Merger, duly executed by LiquidGolf;

                  (b) LiquidGolf's stock book, stock ledger and minute books;

                  (c) an officer's certificate stating that the conditions set forth in Sections 7.02(a) and 7.02(c) have been satisfied;

                  (d) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of LiquidGolf or any Affiliate of LiquidGolf (collectively, the "RECORDS"); provided, however, that LiquidGolf may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that LiquidGolf may reasonably need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Chief Executive Officer of LiquidGolf shall be required in connection with the performance of LiquidGolf's obligations under Article IX hereof; and

                  (e) evidence satisfactory to NMDC that NMDC designees (which shall include Dwain Brannon) shall be the only authorized signatories with respect to LiquidGolf's accounts set forth in SCHEDULE 4.17.

         3.03 DELIVERIES BY NMDC. At or prior to the Closing, NMDC shall deliver to LiquidGolf a certificate executed by an authorized officer of NMDC, on behalf of NMDC, to the effect that the conditions set forth in Section 7.0(c) and Section 7.01(h) have been satisfied.

         3.04     TERMINATION IN ABSENCE OF CLOSING.

                  (a) Subject to the provisions of Section 3.04(b), if by the close of business on December 30, 2002, the Closing has not occurred, then either NMDC or LiquidGolf may thereafter terminate this Agreement after two business days by giving written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any stockholder, director, officer, employee or representative of such party unless the reason for the Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article III on such date; provided, however, that the provisions of Sections 9.01 through 9.06 shall survive any such termination; and provided further, however, that any termination pursuant to this Section 3.04 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or
(ii)
above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article III on such date.

                  (b) LiquidGolf shall also have the right to terminate this Agreement without liability to any party by so notifying NMDC at any time within fifteen (15) days after the date of this Agreement if, in LiquidGolf's sole discretion, any Schedule (or any instrument referred to therein) or requested information that was not furnished to LiquidGolf at least ten (10) business days prior to the date of this Agreement contains or refers to any matter that, or may cause or lead to any result that, in LiquidGolf's sole discretion and judgment, is adverse to LiquidGolf in any way; provided, however, that the provisions of Sections 9.01 through 9.06 shall survive any such termination. In addition, notwithstanding the approval of LiquidGolf Stockholders or it's board of directors, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by LiquidGolf if:

                           (i)      any representation or warranty made herein
for the benefit of LiquidGolf, or any certificate, schedule or document furnished to LiquidGolf pursuant to this Agreement is untrue in any material respect; or

                           (ii)     NMDC defaults in any material respect in the
performance of any material obligation under this Agreement.

                  (c) Notwithstanding the approval of NMDC shareholders or it's board of directors, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by NMDC if:

                           (i)      any representation or warranty made herein
for the benefit of NMDC, or any certificate, schedule or document furnished to NMDC pursuant to this Agreement is untrue in any material respect; or

                           (ii)     LiquidGolf defaults in any material respect
in the performance of any material obligation under this Agreement; or

                           (iii)    LiquidGolf fails to demonstrate, to the
satisfaction of NMDC, that the requisite number of LiquidGolf stockholders are "accredited investors" (as such term is defined in the Securities Act) for purposes of qualifying the share exchange under this Merger for an exemption from the registration requirements of the Securities Act pursuant to Section 506 thereunder; or

                           (iv)     More than 35 LiquidGolf Stockholders timely
and properly exercise their right to dissent to the Merger.

                  (d) Notwithstanding the approval of LiquidGolf's Stockholders or its board of directors, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by LiquidGolf if:

                           (i)      any representation or warranty made herein
for the benefit of NMDC, or any certificate, schedule or document furnished to LiquidGolf pursuant to this Agreement is untrue in any material respect; or

                           (ii)     NMDC has defaulted in any material respect
in the performance of any material obligation under this Agreement.

                                   ARTICLE IV.

                   LIQUIDGOLF'S REPRESENTATIONS AND WARRANTIES

         LiquidGolf and the Subsidiary each hereby represents and warrants to NMDC that to its Knowledge:

         4.01 CORPORATE EXISTENCE AND QUALIFICATION. LiquidGolf and Subsidiary (i) are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) each has the corporate power to own, manage, lease and hold its Properties and to carry on its business as and where such Properties are presently located and such business is presently conducted. Neither the character of LiquidGolf's or Subsidiary's Properties nor the nature of LiquidGolf's or any Subsidiary's business requires LiquidGolf or the Subsidiary, as the case may be, to be duly qualified to do business as a foreign corporation in any jurisdiction outside those identified in SCHEDULE 4.01 attached hereto, and LiquidGolf and Subsidiary are qualified as a foreign corporation and in good standing in each listed jurisdiction where the character of its properties or the nature of its business requires it to be so qualified.

         4.02 AUTHORITY, APPROVAL AND ENFORCEABILITY. Subject to the approval of LiquidGolf's stockholders, this Agreement has been duly executed and delivered by LiquidGolf, and LiquidGolf has all requisite power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. The execution, delivery and performance of this Agreement and the consummation by LiquidGolf of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LiquidGolf (subject to the approval of LiquidGolf's stockholders which requires the affirmative vote of the holders of a majority of all shares outstanding of Liquid Golf Capital Stock voting together as a single class) and no other corporate proceedings on the part of LiquidGolf are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and each Collateral Agreement to which LiquidGolf is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         4.03     CAPITALIZATION AND CORPORATE RECORDS.

                  (a) SCHEDULE 4.03 sets forth LiquidGolf's capital stock structure prior to Closing. Except as otherwise set forth in SCHEDULE 4.03, all of the outstanding shares of LiquidGolf Capital Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of LiquidGolf, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder. Except as set forth on SCHEDULE 4.03, there are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of LiquidGolf. Upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware, good and valid title to the LiquidGolf Capital Stock shall pass to NMDC, free and clear of all liens of any kind, other than those arising from acts of NMDC.

                  (b) The copies of LiquidGolf's certificate of incorporation and bylaws provided to NMDC are true, accurate, and complete and reflect all amendments made through the date of this Agreement. LiquidGolf's stock and minute books made available to NMDC for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all stockholder and corporate actions of the stockholders and directors (and any committees thereof) of LiquidGolf taken by written consent or at a meeting since January 1, 2001. All corporate actions taken by LiquidGolf have been duly authorized or ratified. All accounts, books, ledgers and official and other records of LiquidGolf fairly and accurately reflect all of LiquidGolf's transactions, properties, assets and liabilities.

         4.04 EQUITY INTERESTS. Except for the Subsidiary, LiquidGolf does not have any subsidiaries and does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity, and LiquidGolf is not a member of or participant in any partnership, joint venture or similar entity and is not obligated to become such a member or participant.

         4.05 NO LIQUIDGOLF DEFAULTS OR CONSENTS. Except as otherwise set forth in SCHEDULE 4.05 attached hereto, neither the execution nor delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby shall:

                  (a) violate or conflict with any of the terms, conditions or provisions of the LiquidGolf's charter or bylaws;

                  (b) violate any Legal Requirements applicable to LiquidGolf;

                  (c) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Contract or Permit binding upon or applicable to LiquidGolf;

                  (d) result in the creation of any lien, charge or other encumbrance on any LiquidGolf's Properties; or

                  (e) require LiquidGolf to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

         4.06 NO GOVERNMENTAL PROCEEDINGS. No suit, action or other proceeding is pending or, to the best of LiquidGolf's Knowledge, threatened before any Governmental Authority seeking to restrain LiquidGolf or the Subsidiary, or prohibit LiquidGolf's entry into this Agreement or prohibit the Closing, or seeking damages against LiquidGolf, the Subsidiary or LiquidGolf's Properties as a result of the consummation of this Agreement.

         4.07 EMPLOYEE MATTERS. SCHEDULE 4.07 sets forth by number and employment classification of LiquidGolf employees employed as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with LiquidGolf. In addition, SCHEDULE 4.07 sets forth each employees salary and benefits to which such employee is entitled.

         4.08     FINANCIAL STATEMENTS; LIABILITIES; ACCOUNTS RECEIVABLE;
INVENTORIES.

                  (a) SCHEDULE 4.08(A) contains true and complete copies of unaudited Financial Statements with respect to LiquidGolf and its business as of and for the year ended December 31, 2001 and for the ten months ended October 31, 2002. All of such Financial Statements present fairly the financial condition and results of operations of LiquidGolf for the dates or periods indicated thereon. All of such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. Within 60 days of the Closing, LiquidGolf shall provide NMDC with audited Financial Statements as of and for the year ended December 31, 2001 (the "POST-CLOSING AUDIT") and such other financial information requested by NMDC to enable NMDC to file a Form 8-K with the Securities and Exchange Commission with respect to the Merger.

                  (b) Except for (i) the liabilities reflected on LiquidGolf's October 31, 2002 balance sheet included with the Financial Statements attached as SCHEDULE 4.08(A), (ii) trade payables and accrued expenses incurred since October 31, 2002 in the ordinary course of business, none of which are material, (iii) executory contract obligations under (x) Contracts listed on SCHEDULE 4.14, and/or (y) Contracts not required to be listed on SCHEDULE 4.14, and (iv) the liabilities set forth in SCHEDULE 4.08(B) attached hereto, LiquidGolf does not have any material liabilities or obligations (whether accrued, absolute, contingent, known or unknown).

                  (c) Except as otherwise set forth in SCHEDULE 4.08(C), the accounts receivable reflected on the October 31, 2002 balance sheet included in the Financial Statements referenced in Section 4.08(a) and all of LiquidGolf's accounts receivable arising since October 31, 2002 (the "BALANCE SHEET DATE") arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account obligors, and no further filings (with governmental agencies, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle LiquidGolf to collect the accounts receivable in full. Except as set forth in
SCHEDULE 4.08(c), no such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against, as set forth in the October 31, 2002 balance sheet included in such Financial Statements, no defense or set-off to any such account has been asserted by the account obligor or exists.

                  (d) Except as otherwise set forth in SCHEDULE 4.08(D), LiquidGolf's Inventory as of the Closing Date shall consist of items of quality, condition and quantity consistent with normal seasonally-adjusted Inventory levels of LiquidGolf and be usable and saleable in the ordinary and usual course of business for the purposes for which intended, except to the extent written down or reserved against on the Closing Date Balance Sheet. Except as otherwise set forth in SCHEDULE 4.08(D), LiquidGolf's Inventory is valued on LiquidGolf's books of account in accordance with GAAP (on an average cost basis) at the lower of cost or market.

         4.09     ABSENCE OF CERTAIN CHANGES.

                  (a) Except as otherwise set forth in SCHEDULE 4.09 attached hereto, since the Balance Sheet Date, there has not been:

                           (i)      any event, circumstance or change that had
or might have a material adverse effect on the business, operations, prospects, Properties, financial condition or working capital of LiquidGolf;

                           (ii)     any damage, destruction or loss (whether or
not covered by insurance) that had or might have a material adverse effect on the business, operations, prospects, Properties or financial condition of LiquidGolf; or

                           (iii)    any material adverse change in LiquidGolf's
sales patterns, pricing policies, accounts receivable or accounts payable.

                  (b) Except as otherwise set forth in SCHEDULE 4.09 attached hereto, since the Balance Sheet Date, LiquidGolf has not done any of the following:

                           (i)      merged into or with or consolidated with,
any other corporation or acquired the business or assets of any Person;

                           (ii)     created, incurred, assumed, guaranteed or
otherwise become liable or obligated with respect to any indebtedness, or made any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business;

                           (iii)    entered into, amended or terminated any
material agreement;

                           (iv)     sold, transferred, leased, mortgaged,
encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified in
SCHEDULE 4.14;

                           (v)      incurred or approved, or entered into any
agreement or commitment to make, any expenditures in excess of $50,000 (other than those arising in the ordinary course of business or those required pursuant to any agreement specified in SCHEDULE 4.14);

                           (vi)     maintained its books of account other than
in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles;

                           (vii)    made any payment to any Affiliate or
forgiven any indebtedness due or owing from any Affiliate to LiquidGolf;

                           (viii)   (A) liquidated Inventory or accepted product
returns other than in the ordinary course, (B) accelerated receivables, (C) delayed payables, or (D) changed in any material respect LiquidGolf's practices in connection with the payment of payables and/or the collection of receivables;

                           (ix)     engaged in any one or more activities or
transactions with an Affiliate or outside the ordinary course of business;

                           (x)      issued any capital stock or other
securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or

                           (xi)     committed to do any of the foregoing.

         4.10     COMPLIANCE WITH LAWS. Except as otherwise set forth in
SCHEDULE 4.10, LiquidGolf is and has been in compliance in all respects with any and all material Legal Requirements applicable to LiquidGolf, other than failures to so comply that would not have a material adverse effect on the business, operations, prospects, Properties or financial condition of LiquidGolf. Except as otherwise set forth in SCHEDULE 4.10, LiquidGolf (x) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such material Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of LiquidGolf, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Legal Requirement or Permit applicable to LiquidGolf. Without limiting the generality of the foregoing, LiquidGolf has not received notice of and there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that LiquidGolf is not or has not been in compliance with material Legal Requirements relating to (a) the development, testing, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, (c) environmental protection, building, zoning and land use and/or (d) the Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder.

         4.11 LITIGATION. Except as otherwise set forth in SCHEDULE 4.11, there are no claims, actions, suits, investigations or proceedings against LiquidGolf pending or, to the best of LiquidGolf's Knowledge, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of LiquidGolf and there is no basis for any such claim, action, suit, investigation or proceeding. SCHEDULE 4.11 also includes a true and correct listing of all material actions, suits, investigations, claims or proceedings that were pending, settled or adjudicated since January 1, 1999.

         4.12     REAL PROPERTY. Except for Permitted Encumbrances, SCHEDULE
4.12 sets forth a list of all leases, licenses or similar agreements relating to LiquidGolf's use or occupancy of real estate owned by a third party ("LEASES"), true and correct copies of which have previously been furnished to NMDC, in each case setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address and legal description of each property covered thereby (the "LEASED PREMISES"). The Leases and all guaranties with respect thereto, are in full force and effect and have not been amended in writing or otherwise, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. Neither the LiquidGolf nor its agents or employees have received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment.

         4.13 ASSETS OTHER THAN REAL PROPERTY. LiquidGolf or the Subsidiary (as the case may be) has good and marketable title to all tangible assets reflected on the Financial Statement or acquired after the date thereof, except those since sold or otherwise disposed of for fair value in the ordinary course of business, in each case free and clear of all liens. All the tangible personal property owned by LiquidGolf or the Subsidiary (as the case may be) is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by LiquidGolf or the Subsidiary (as the case may be) is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon expiration thereof.

         4.14     COMMITMENTS.

                  (a) Except as otherwise set forth in SCHEDULE 4.14, LiquidGolf is not a party to or bound by any of the following, whether written or oral:

                           (i)      contract or commitment for capital
expenditures by LiquidGolf in excess of $50,000 per calendar quarter in the aggregate;

                           (ii)     lease or license with respect to any
Properties, real or personal, whether as landlord, tenant, licensor or licensee;

                           (iii)    agreement, contract, indenture or other
instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

                           (iv)     contract with any Affiliate of LiquidGolf
relating to the provision of goods or services by or to LiquidGolf;

                           (v)      agreement for the sale of any assets that in
the aggregate have a net book value on LiquidGolf's books of greater than $50,000;

                           (vi)     agreement that purports to limit
LiquidGolf's freedom to compete freely in any line of business or in any geographic area; or

                           (vii)    other Contract that is material to
LiquidGolf's business.

                  (b) All of the Contracts listed or required to be listed in SCHEDULE 4.14 are valid, binding and in full force and effect, and LiquidGolf has not been notified or advised by any party thereto of such party's intention or desire to terminate or modify any such Contract in any respect, except as disclosed in SCHEDULE 4.14. Neither LiquidGolf nor, to the best of LiquidGolf's Knowledge, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed in SCHEDULE 4.14. Following the Closing, LiquidGolf shall continue to be entitled to all of the benefits currently held by LiquidGolf under each Contract listed or required to be listed in SCHEDULE 4.14.

         4.15 INTANGIBLE RIGHTS. Set forth on SCHEDULE 4.15 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, Used, licensed or controlled by LiquidGolf and all goodwill associated therewith. Except as otherwise set forth in SCHEDULE 4.15, LiquidGolf owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, tradenames, software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by LiquidGolf for the ownership, management or operation of its Properties ("INTANGIBLE RIGHTS") including, but not limited to, the Intangible Rights listed on SCHEDULE 4.15.

         4.16 PERMITS . Except as otherwise set forth in SCHEDULE 4.16, LiquidGolf has all Permits necessary for LiquidGolf to own, operate, use and/or maintain its Properties and to conduct its business and operations as presently conducted and as expected to be conducted in the future. Except as otherwise set forth in SCHEDULE 4.16, all such Permits are in effect, no proceeding is pending or, to the best of LiquidGolf's Knowledge, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the best of LiquidGolf's Knowledge, threatened in connection with the expiration or renewal of such Permits which could adversely affect LiquidGolf's ability to conduct its business and operations as presently conducted and as expected to be conducted in the future.

         4.17 BANKS. SCHEDULE 4.17 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which LiquidGolf has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on LiquidGolf's behalf in matters concerning any of its business or affairs. Except as otherwise set forth in
SCHEDULE 4.17, no such proxies, powers of attorney or other like instruments are irrevocable.

         4.18 SUPPLIERS . SCHEDULE 4.18 sets forth the ten principal suppliers of LiquidGolf during fiscal year 2000. Except as otherwise set forth in SCHEDULE 4.18, LiquidGolf maintains good relations with all suppliers and customers listed or required to be listed in SCHEDULE 4.18 as well as with governments, partners, financing sources and other parties with whom LiquidGolf has significant relations, and no such party has canceled, terminated or made any threat to LiquidGolf to cancel or otherwise terminate its relationship with LiquidGolf or to materially decrease its services or supplies to LiquidGolf or its direct or indirect purchase or usage of LiquidGolf's products or services.

         4.19     TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE
4.19 and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in scheduled plans or benefit programs and agreements by employees, LiquidGolf has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with Mr. Brannon or any other of LiquidGolf officer, director or stockholder or any of their respective Affiliates. Except as set forth on SCHEDULE 4.19 no Affiliate of LiquidGolf is indebted to LiquidGolf for money borrowed or other loans or advances, and LiquidGolf is not indebted to any such Affiliate.

         4.20 TAXES. Except as set forth on SCHEDULE 4.20, all Tax Returns required to be filed prior to the date hereof with respect to LiquidGolf for its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to LiquidGolf have been paid or are accrued on its Balance Sheet. LiquidGolf has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of LiquidGolf: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against LiquidGolf; (ii) LiquidGolf has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the Knowledge of LiquidGolf, threatened against or with respect to LiquidGolf regarding Taxes; and (iv) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon LiquidGolf's assets.

         4.21 OTHER INFORMATION. The information furnished by LiquidGolf to NMDC pursuant to this Agreement (including, without limitation, information contained in the Exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by LiquidGolf at or prior to the Closing) is not, nor at the Closing shall be, false or misleading in any material respect, or contains, or at the Closing shall contain, any misstatement of material fact, or omits, or at the Closing shall omit, to state any material fact required to be stated in order to make the statements therein not misleading.

         4.22 NO BROKERS. Neither LiquidGolf nor the Subsidiary has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE V.

                      NMDC'S REPRESENTATIONS AND WARRANTIES


         NMDC and the LGC each hereby represents and warrants to LiquidGolf that to their Knowledge:

         5.01 NMDC: CORPORATE EXISTENCE AND QUALIFICATION. NMDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

         5.02 LGC: CORPORATE EXISTENCE AND QUALIFICATION. LGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

         5.03 NMDC: AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by NMDC and NMDC has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by NMDC in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. Upon the approval of this Agreement by NMDC's Board of Directors, the execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby shall be duly and validly authorized and approved by all corporate action necessary on NMDC's behalf. Subject to such Board approval, this Agreement and each Collateral Agreement to which NMDC is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of NMDC, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         5.04 LGC: AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by LGC and LGC has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by LGC in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. Upon the approval of this Agreement by LGC's Board of Directors, the execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby shall be duly and validly authorized and approved by all corporate action necessary on LGC's behalf. Subject to such Board approval, this Agreement and each Collateral Agreement to which LGC is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of LGC, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         5.05 NO DEFAULT OR CONSENTS. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby shall:

                           (i)      violate or conflict with any of the terms,
conditions or provisions of NMDC's Articles of Incorporation or bylaws;

                           (ii)     violate any Legal Requirements applicable to
NMDC;

                           (iii)    violate, conflict with, result in a breach
of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to NMDC;

                           (iv)     result in the creation of any lien, charge
or other encumbrance on any of NMDC's property; or

                           (v)      require NMDC to obtain or make any waiver,
consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

         5.06 NO GOVERNMENTAL PROCEEDINGS. No suit, action or other proceeding is pending or, to NMDC's Knowledge, threatened before any Governmental Authority seeking to restrain NMDC or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against NMDC or its properties as a result of the consummation of this Agreement.

         5.07 LITIGATION. There are no claims, actions, suits, investigations or proceedings against NMDC pending or, to the best of NMDC's Knowledge, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of NMDC and there is no basis for any such claim, action, suit, investigation or proceeding.

         5.08 COMPLIANCE WITH LAWS. NMDC is and has been in compliance in all respects with any and all material Legal Requirements applicable to NMDC, other than failures to so comply that would not have a material adverse effect on the business, operations, prospects, Properties or financial condition of NMDC. NMDC (x) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such material Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of NMDC, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Legal Requirement or Permit applicable to NMDC. Without limiting the generality of the foregoing, NMDC has not received notice of and there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that NMDC is not or has not been in compliance with material Legal Requirements relating to (a) the development, testing, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, (c) environmental protection, building, zoning and land use and/or (d) the Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder.

         5.09 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to NMDC for its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to NMDC have been paid or are accrued on its Balance Sheet. NMDC have withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of NMDC: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against NMDC; (ii) NMDC has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the Knowledge of NMDC, threatened against or with respect to NMDC regarding Taxes; and (iv) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon NMDC's assets.

         5.10 PERMITS. NMDC has all Permits necessary for NMDC to own, operate, use and/or maintain its Properties and to conduct its business and operations as presently conducted and as expected to be conducted in the future. All such Permits are in effect, no proceeding is pending or, to the best of NMDC's Knowledge, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the best of NMDC's Knowledge, threatened in connection with the expiration or renewal of such Permits which could adversely affect NMDC's ability to conduct its business and operations as presently conducted and as expected to be conducted in the future.

         5.11 ENVIRONMENTAL MATTERS. Since its inception, NMDC has not owned, leased or otherwise occupied any Real Property and therefore, neither NMDC nor any of its Affiliates has any liability under, and each are presently in compliance in all material respects with all Environmental Laws.

         5.12 OTHER INFORMATION. The information furnished by NMDC to LiquidGolf pursuant to this Agreement (including, without limitation, information contained in the Exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by NMDC at or prior to the Closing) is not, nor at the Closing shall be, false or misleading in any material respect, or contains, or at the Closing shall contain, any misstatement of material fact, or omits, or at the Closing shall omit, to state any material fact required to be stated in order to make the statements therein not misleading. In addition, NMDC represents and warrants that, prior to the Effective Time, it did not have any business operations.


                                   ARTICLE VI.

                          OBLIGATIONS PRIOR TO CLOSING

         From the date of this Agreement through the Closing:

         6.01 NMDC'S ACCESS TO INFORMATION. LiquidGolf shall permit NMDC and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, employees, counsel, accountants, engineers and other representatives of LiquidGolf at all times reasonably requested by NMDC for the purpose of conducting an investigation of LiquidGolf's financial condition, corporate status, operations, prospects and business. LiquidGolf shall make available to NMDC for examination and reproduction all documents and data of every kind and character relating to LiquidGolf in possession or control of, or subject to reasonable access by, LiquidGolf, including, without limitation, all files, records, data and information relating to the Properties (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Also, LiquidGolf shall allow NMDC access to, and the right to inspect, the Properties, except to the extent that such Properties are operated by a third-party operator, in which case LiquidGolf shall use its best efforts to cause the operator of such Properties to allow NMDC access to, and the right to inspect, such Properties.

         6.02 LIQUIDGOLF'S CONDUCT OF BUSINESS AND OPERATIONS. LiquidGolf shall keep NMDC advised as to all material operations and proposed material operations relating to LiquidGolf. LiquidGolf shall (a) conduct its business in the ordinary course, (b) keep available the services of present employees, (c) maintain and operate its Properties in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) use reasonable efforts to keep all Contracts listed or required to be listed on
SCHEDULE 4.14 in full force and effect, (f) comply with all of the covenants contained in all such material Contracts, (g) maintain in force until the Closing Date insurance policies equivalent to those in effect on the date hereof, and (h) comply in all material respects with all applicable Legal Requirements. Except as otherwise contemplated in this Agreement, LiquidGolf shall use its best efforts to preserve the present relationships of LiquidGolf with persons having significant business relations therewith.

         6.03     GENERAL RESTRICTIONS.

                  A. PROHIBITED TRANSACTIONS. Except as otherwise expressly permitted in this Agreement, LiquidGolf shall not:

                           (i)      declare, set aside or pay any dividends, or
make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;

                           (ii)     merge into or with or consolidate with, any
other corporation or acquire the business or assets of any person;

                           (iii)    purchase any securities of any person;

                           (iv)     amend its charter or bylaws;

                           (v)      issue any capital stock or other securities,
or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its securities, except in furtherance with this Agreement; or

                           (vi)     create, incur, assume, guarantee or
otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

                  B. TRANSACTIONS REQUIRING CONSENT. Except as otherwise expressly permitted in this Agreement, without NMDC's prior written consent, which consent shall not be unreasonably withheld, LiquidGolf shall not:

                           (i)      make any change in any existing election, or
make any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of LiquidGolf or LiquidGolf's business operations;

                           (ii)     enter into, amend or terminate any material
agreement;

                           (iii)    sell, transfer, lease, mortgage, encumber or
otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified in SCHEDULE 4.14;

                           (iv)     other than in the ordinary course of
business consistent with past practices, incur or approve, or enter into any agreement or commitment to make, any expenditures in excess of $50,000 (other than those required pursuant to any agreement specified in SCHEDULE 4.14);

                           (v)      maintain its books of account other than in
the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

                           (vi)     make any change, whether written or oral, to
any agreement or understanding with any of the suppliers listed or required to be listed on SCHEDULE 4.18;

                           (vii)    accelerate or delay collection of any notes
or accounts receivable in advance of or beyond their regular due dates or the dates when they would have been collected in the ordinary course of business consistent with past practices;

                           (viii)   delay or accelerate payment of any accrued
expense, trade payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices;

                           (ix)     allow its levels of inventory to vary in any
material respect from the levels customarily maintained;

                           (x)      become a party to or bound by any of the
arrangements described in SECTION 4.14, whether written or oral;

                           (xi)     enter into any transaction or make any
commitment which could result in any of the representations, warranties or covenants of LiquidGolf contained in this Agreement not being true and correct after the occurrence of such transaction or event; or

                           (xii)    commit to do any of the foregoing.

         6.04 NOTICE REGARDING CHANGES. LiquidGolf shall promptly inform NMDC in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by LiquidGolf inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. NMDC shall promptly inform LiquidGolf in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

         6.05 ENSURE CONDITIONS MET. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Legal Requirements in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Permits, authorizations, consents and approvals of any Governmental Authority or other Person which are required for or in connection with the consummation of the transactions contemplated hereby and by the Collateral Agreements, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party's obligations hereunder as set forth in Article VII, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.


                                  ARTICLE VII.

       CONDITIONS TO LIQUIDGOLF'S AND NOMADIC COLLABORATION'S OBLIGATIONS

         7.01 CONDITIONS TO OBLIGATIONS OF LIQUIDGOLF. LiquidGolf's obligations to carry out the transactions contemplated by this Agreement are subject, at LiquidGolf's option, to the satisfaction or waiver of the following conditions: (a) LiquidGolf's board of directors and stockholders shall have approved this Agreement and the Merger contemplated hereby.

                  (b) At Closing, NMDC shall deliver an officer's certificate certifying and attaching (1) a true and correct copy of all necessary corporate action on its behalf approving this Agreement; (2) a certificate of good standing from the Nevada Secretary of State as to NMDC; and
(3) a certificate of good standing from the Delaware Secretary of State as to LGC.

                  (c) All representations and warranties of NMDC contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and NMDC shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by NMDC at or prior to the Closing.

                  (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on LiquidGolf's behalf) shall be pending or threatened before any Governmental Authority seeking to restrain LiquidGolf or prohibit the Closing or seeking Damages against LiquidGolf as a result of the consummation of this Agreement.

                  (e) At Closing, NMDC shall cause the Funding Requirement to be delivered pursuant to the provisions of Section 8.04.

                  (f) NMDC shall have entered into the employment contract with Mr. Brannon in form and substance substantially similar to the agreement attached hereto as EXHIBIT A.

                  (g) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on LiquidGolf's behalf or any of the stockholders) shall be pending or threatened before any Governmental Authority seeking to restrain LiquidGolf or prohibit the Closing or seeking Damages against LiquidGolf as a result of the consummation of this Agreement.

                  (h) At Closing, NMDC will have executed a reverse stock split that will result in NMDC having no more than 500,000 shares issued and outstanding and will have a bid price of at least USD $1.00 per share quoted by the OTC Bulletin Board.

         7.02 CONDITIONS TO NMDC'S OBLIGATIONS. NMDC's obligation to carry out the transactions contemplated by this Agreement are subject, at NMDC's option, to the satisfaction, or waiver by NMDC, of the following conditions:

                  (a) All representations and warranties of LiquidGolf contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and LiquidGolf shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

                  (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of NMDC) shall be pending or threatened before any court or governmental agency seeking to restrain NMDC or prohibit the Closing or seeking Damages against NMDC or LiquidGolf or its Properties as a result of the consummation of this Agreement.

                  (c) Except for matters disclosed in SCHEDULE 7.02(C) attached hereto, since the Balance Sheet Date and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might have a material adverse effect on LiquidGolf's business, operations, prospects, Properties or financial condition.

                  (d) At Closing, LiquidGolf shall deliver an officer's certificate certifying and attaching: (1) a true and correct copy of all necessary corporate action on its behalf approving this Agreement; (2) a true and correct copy of LiquidGolf's Certificate of Incorporation and all designations and amendments thereto; (3) a true and correct copy of LiquidGolf's By-laws; and (4) a certificate of good standing from the Delaware Secretary of State.

                  (e) All agreements, commitments and understandings between LiquidGolf and any Stockholder (or any other Affiliate of LiquidGolf or any such Stockholder) shall have been terminated in all respects on terms satisfactory to NMDC, and all obligations, claims or entitlements thereunder shall be unconditionally waived and released and written evidence thereof satisfactory in form and substance to NMDC shall have been delivered to NMDC.

                  (f) NMDC's board of directors shall have approved this Agreement and the Merger contemplated hereby.

                  (g) No proceeding in which LiquidGolf shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

                  (h) NMDC shall be satisfied that it shall be able to obtain, not later than 60 days after the Closing Date, the Post-Closing Audit and unaudited pro forma Financial Statements with respect to LiquidGolf, if any, together with any required consent of LiquidGolf's independent public accountants.

                  (i) LiquidGolf shall, to NMDC's satisfaction, have obtained a release of the default provisions and other obligations of LiquidGolf to SpiderGolf, Inc. and its principals pursuant to that certain Agreement and Plan of Merger dated November 5, 1999, as thereafter amended.

                  (j) At Closing, LiquidGolf shall deliver a detailed budget that is satisfactory to NMDC which sets out LiquidGolf's intended use of the Funding Requirement described in Section 8.04.

                  (k)      Except as provided in Section 2.07(e), (f), (g) and
(i) upon conversion of LiquidGolf Capital Stock into NMDC Common, LiquidGolf's capital shall only consist of common stock and LiquidGolf shall have disposed of any and all obligations to preferred stockholders, option holders and warrant holders; provided, however, LiquidGolf's obligations under warrants issued to investors pursuant to a Confidential Private Placement Memorandum dated July 31, 2000 (or the replacement warrants which LiquidGolf may issue to some of such investors in connection with the debt conversion offering offered to the investors in such private placement) and warrants granted to Rita Maria Consulting Incorporated, and warrants granted to investors pursuant to a Confidential Private Placement dated and issued in April and May of 2002 shall be assigned to NMDC, subject to the availability of applicable regulatory exemptions for NMDC to issue such warrants and common shares underlying those warrants and provided that the obligations under such warrants shall be limited to a maximum aggregate of 3,000,000 shares of NMDC common stock on exercise of such warrants. Any shares issued on exercise of such warrants shall be subject to the same resale provisions as set forth in Section 2.08 above, or such other terms and conditions to the sole reasonable satisfaction of NMDC.

                  (l) LiquidGolf shall have provided to NMDC an unaudited balance sheet and the related unaudited statements of income, stockholders' equity and cash flows for the period from the date of the Financial Statements through the end of the most recent month ending at least 30 days prior to the Closing Date (the "CLOSING FINANCIAL STATEMENTS"), accompanied by the unqualified certification of the Chief Executive Officer of LiquidGolf and the Chief Financial Officer of LiquidGolf to the effect that the Closing Financial Statements have been prepared from and in accordance with the books and records of LiquidGolf, have been prepared in conformity with GAAP (subject to normal, recurring year-end adjustments and the lack of required footnotes) and fairly present in all material respects the financial condition of LiquidGolf as of the date thereof and the results of its operations for the period then ended, and there shall have been no material adverse change in the financial condition of LiquidGolf form the date of the Financial Statements to the date of the Closing Financial Statement which would have a material adverse effect on the financial condition of LiquidGolf.


                                  ARTICLE VIII.

                            POST-CLOSING OBLIGATIONS

         8.01 FURTHER ASSURANCES. Following the Closing, LiquidGolf and NMDC shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         8.02 PUBLICITY. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, except as required by law (in which case, so NMDC as possible, there shall be consultation among the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

         8.03 NAME CHANGE AND REINCORPORATION. After Closing, NMDC shall take the necessary board of directors action and use its best efforts to obtain the necessary shareholder approval to (i) change its corporate name from Nomadic Collaboration, Inc. to "LIQUIDGOLF CORPORATION" and (b) change its state of incorporation from Nevada to Delaware.

         8.04 CAPITAL FOR THE SURVIVING CORPORATION'S BUSINESS. Prior to Closing, NMDC will have entered into an investment banking agreement with Pan America Capital Group, Inc. According to the terms of the agreement, no later than 90 days from closing, Pan America Capital Group, Inc. will deliver no less than USD

$150,000 in immediately accessible and usable funds to the surviving corporation as minimum firm commitment proceeds from this rights offering to be used to conduct its business (the "FUNDING REQUIREMENT").

         8.05 INVESTMENT BANKING COMMITMENT. After Closing, NMDC shall take the necessary board of directors action to retain PanAmerica Capital Group, Inc. to assist the surviving corporation in all financial activities of the corporation including, but not limited to capital raising, mergers and acquisitions, and future financings. The term of the agreement will be two years and the compensation will be 1,800,000 shares of NMDC common stock.


                                   ARTICLE IX.

                                  MISCELLANEOUS

         9.01 INDEMNIFICATION. NMDC shall defend, indemnify and hold harmless the Surviving Corporation and the LiquidGolf Stockholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, fines and reasonable attorneys' fees, that the Surviving Corporation and/or the LiquidGolf Stockholders may incur, sustain or suffer including without limitation any audit costs incurred by an Internal Revenue Service audit of the Company and/or any of the Target Companies which results in a tax deficiency for the tax year(s) audited ("LOSSES") as a result of any breach of, or failure by the NMDC to perform, any of the representations, warranties, covenants or agreements of NMDC contained in this Agreement or in any Schedule(s) furnished by or on behalf of NMDC under this Agreement.

         9.02     CONFIDENTIALITY.

                  (a) Prior to the Closing, NMDC shall, and shall cause its Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning LiquidGolf and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by NMDC or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to NMDC or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers on a non-confidential basis prior to its disclosure by NMDC or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by NMDC or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that NMDC promptly shall notify LiquidGolf of any disclosure pursuant to clause (iii) of this Section 9.01(a); and, provided, further, that the foregoing obligation of confidence shall not apply to the furnishing of information by NMDC in bona fide discussions or negotiations with prospective lenders.

                  (b) LiquidGolf shall cause its Affiliates, employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, LiquidGolf, NMDC or their respective businesses; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by LiquidGolf or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to LiquidGolf or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers after the Closing on a non-confidential basis prior to its disclosure by LiquidGolf or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by LiquidGolf or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that LiquidGolf shall promptly notify NMDC of any disclosure pursuant to clause (iii) of this Section 9.01(b).

         9.03 BROKERS. Regardless of whether the Closing shall occur, NMDC shall indemnify and hold LiquidGolf harmless from and against any and all liability for any brokers' or finders' fees arising in respect to brokers or finders retained or engaged by NMDC with respect of the transactions contemplated by this Agreement.

         9.04 COSTS AND EXPENSES. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (the "TRANSACTION EXPENSES").

         9.05 NOTICES. Any notice, demand, request, offer, consent, approval or communications (collectively, a "NOTICE") to be provided under this Agreement shall be in writing and sent by one of the following methods: (i) postage prepaid, United States certified or registered mail with a return receipt requested, addressed to NMDC or LiquidGolf, as appropriate, at the addresses set forth below; (ii) overnight delivery with a nationally recognized and reputable air courier (with electronic tracking requested) addressed to NMDC or LiquidGolf, as appropriate, at the addresses set forth below; (iii) personal delivery to NMDC or LiquidGolf, as appropriate, at the addresses set forth below; or (iv) by confirmed facsimile or telecopier transmission to NMDC or LiquidGolf, as appropriate, at the facsimile numbers set forth below and in such case of facsimile transmission, a copy must also be contemporaneously sent by one of the methods described in the preceding clause (i), (ii) or (iii) of this
Section 9.05 (it being understood and agreed, however, that such Notice shall be deemed received upon receipt of electronic transmission). Any such Notice shall be deemed given upon receipt thereof, or, in case of any Notice sent pursuant to clause (i), (ii) or (iii) above, the refusal thereof by the intended recipient. Notwithstanding the foregoing, in the event any Notice is sent by overnight delivery or personal delivery and it is received (or delivery is attempted) during non-business hours (i.e., other than during 8:30 a.m. to 5:30 p.m. [EST/EDT] Monday through Friday, excluding holidays), then such Notice shall not be deemed to have been received until the next business day. Either party may designate a different address for receiving Notices hereunder by notice to the other party in accordance with the provisions of this Section 9.05. Further notwithstanding the foregoing, if any Notice is sent by either party hereto to the other and such Notice has not been sent in compliance with this Section 9.05 but has in fact actually been received by the other party, then such Notice shall be deemed to have been duly given by the sending party and received by the recipient party effective as of such date of actual receipt.

IF TO NOMADIC COLLABORATION:       NOMADIC COLLABORATION INTERNATIONAL, INC.
                                   609 Granville St., Suite 880
                                   Vancouver, BC, Canada V7Y 1G5
                                   Attn:  Ricardo Garcia de Paredes
                                   Telephone No: (604) 685-5535

IF TO LIQUIDGOLF:                  LIQUID GOLF  CORPORATION
                                   1017 West orange Blossom Trail
                                   Apopka, Florida   32712
                                   Attention:  Dwain Brannon
                                   Telephone No:  (407) 889-7577
                                   Telecopy No.:  (407) 889-4255

                  WITH A COPY TO:  GREENBERG TRAURIG, PA
                                   450 S. Orange Avenue, Suite 650
                                   Orlando, Florida   32801
                                   Attention:  Frank S. Ioppolo, Jr.
                                   Telephone No:  (407) 420-1000
                                   Telecopy No.:  (407)  420-5909

Notwithstanding anything in this Section to the contrary, any Notice delivered in accordance herewith to the last designated address of any person or party to which a Notice may be or is required to be delivered pursuant to this

Agreement shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the Notice is directed or the failure or refusal of such person or party to accept delivery of the Notice.

         9.06 GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS AGREEMENT IS MADE IN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, AND ANY LEGAL ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE RESOLVED ONLY IN FEDERAL OR STATE COURT LOCATED IN ORANGE COUNTY, FLORIDA. THE PARTIES HERETO EXPRESSLY WAIVE ANY CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. THE PARTIES HERETO EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY REGARDING ALL MATTERS OR DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         9.07 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing by and on behalf of the party on behalf of whom such certificates are delivered.

         9.08 AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the exhibits and schedules attached hereto) and such other documents expressly intended by the terms hereof to be delivered subsequent to the execution of this Agreement, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The exhibits and schedules constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

         9.09 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may not be assigned except by mutual written consent of the parties hereto.

         9.10 SEVERABILITY. If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future Laws effective during the Term, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. In the event any clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence. The amendment or modification to this Agreement pursuant to this
Section 9.10 shall require the consent of all parties hereto prior to the effectiveness of any such amendment or modification.

         9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

         9.12 ATTORNEYS' FEES. Notwithstanding the foregoing, in the event either party employs an attorney or brings an action against the other arising out of the terms of this Agreement, the prevailing party (whether such prevailing party has been awarded a money judgment or not) shall receive from the other party (and the other party shall be obligated to pay) the prevailing party's reasonable legal fees and expenses (including the fees and expenses of experts and para-professionals), whether such fees and expenses are incurred before, during or after any trial, re-trial, re-hearing, mediation or arbitration, administrative proceedings, appeals or bankruptcy or insolvency proceedings, and irrespective of whether the prevailing party would have been entitled to such fees and expenses under applicable law in the absence of this Section. Without limiting the generality of the foregoing, the term

"EXPENSES" shall include expert witness fees, bonds, filing fees, administrative fees, transcriptions, depositions or proceedings, costs of discovery and travel costs. The term "PREVAILING PARTY" as used in this Section shall mean that party whose positions substantially prevail in such action or proceeding, and any action or proceeding brought by either party against the other as contemplated in this Section may include a plea or request for judicial determination of the "prevailing party" within the meaning of this Section. In the event neither party substantially prevails in its positions in such action or proceeding, the court may rule that neither party has so substantially prevailed, in which event each party shall be responsible for its own fees and expenses in connection therewith. In addition, the fees and expenses for the services of "in-house" counsel (if any) shall be included within the prevailing party's fees and expenses as fully as if such in-house legal services were provided by an "outside" attorney or law firm as contemplated within this Section, irrespective of whether "outside" legal services are obtained in connection with such matter. The fees and expenses on the part of in-house counsel as aforesaid shall be determined based upon the prevailing hourly rates, fees and expenses for an attorney(s) of comparable experience in the central, Florida area.

         9.13 EXHIBITS AND SCHEDULES. The Exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and (ii) NMDC could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

         9.14 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         9.15 RULES OF INTERPRETATION. Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto: (i) the singular includes the plural and plural includes the singular; (ii) "or" is not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes any permitted supplements and amendments; (iv) a reference in this Agreement to a section or exhibit is a reference to a section or exhibit within or attached to this Agreement unless otherwise expressly provided; (v) a reference to a section or paragraph in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (vi) words such as "hereunder", "hereto", "hereof", and "herein", and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof; (vii) the headings of the articles or sections and the ordering or position thereof are for convenience only and shall not in any way be deemed to affect the meaning of this Agreement; (viii) a reference in this Agreement to a "person" or "party" (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, etc.); (ix) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP; and (x) any reference in this Agreement to a "BUSINESS DAY" shall include each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Orlando, Florida are closed.

         9.16 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

         EXECUTED as of the date first written above.


                                   NOMADIC COLLABORATION, INC.



                                   By: /S/ RICARDO GARCIA DE PAREDES
                                      -------------------------------------
                                       RICARDO GARCIA DE PAREDES, PRESIDENT


                                   LGC ACQUISITION CO.



                                   By: /S/ RICARDO GARCIA DE PAREDES
                                      -------------------------------------
                                       RICARDO GARCIA DE PAREDES, PRESIDENT


                                   LIQUIDGOLF CORPORATION



                                   By: /S/ DWAIN BRANNON
                                      ----------------------------
                                       DWAIN BRANNON, PRESIDENT
                                       AND CHIEF EXECUTIVE OFFICER